Exhibit 99.2

November 19, 2001

FOR IMMEDIATE RELEASE

NATIONAL MEDIATION BOARD

Contact: Public Information Line - (202) 692-5050

Re: United Airlines and the International Association of Machinists, District Lodge 141M

Washington, DC - The National Mediation Board (NMB) announced today that it proffered binding arbitration in a contract dispute between United Airlines and District 141M of the International Association of Machinists (District 141M).  United Airlines accepted the proffer and District 141M rejected the proffer, setting the stage for a 30 day cooling off period to begin later this week.  The NMB further announced that it will recommend that the President create a Presidential Emergency Board at the end of the cooling off period, thus avoiding any possibility of a work stoppage during the holidays.  The NMB expects this step to assist the parties in resolving their dispute.

United Airlines is the nation's second largest airline, operating more than 1,650 daily flights on a route network which spans the globe.  The airline serves more than 120 destinations in 27 countries and two US territories.  District 141M represents more than 15,000 United employees working in the mechanic and related job classifications.